Exhibit 10.3

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

BLOOM HOLDCO LLC CONTRIBUTION AGREEMENT

This BLOOM HOLDCO LLC CONTRIBUTION AGREEMENT, dated 12/26/17 (the “Agreement”), is entered into, by and between Alain Pierre Meier, John Carlton Backus III, Jesse Jordan Leimgruber, Ryan Douglas Faber and Bloom Holdco LLC (the “Company”).

WITNESSETH:

WHEREAS, Alain Pierre Meier, John Carlton Backus III, Jesse Jordan Leimgruber, and Ryan Douglas Faber are shareholders of Bloom Limited (“Bloom”), a private limited company organized under the laws of Gibraltar, and hold a number of shares in Bloom (the “Bloom Shares”) as shown below in Exhibit A; and

WHEREAS, Alain Pierre Meier, John Carlton Backus III, Jesse Jordan Leimgruber, and Ryan Douglas Faber desire to contribute their Bloom Shares to the Company (the “Capital Contribution”) in exchange for Shares (as defined in that certain Limited Liability Company Agreement of the Company) in the amount shown in Exhibit A.

NOW THEREFORE, in consideration of the agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Capital Contribution; Issuance of Class A Interests. Alain Pierre Meier, John Carlton Backus III, Jesse Jordan Leimgruber, and Ryan Douglas Faber have contributed, conveyed, transferred and delivered the Capital Contribution to the Company, and the Company hereby accepts the Capital Contribution. In exchange for the Capital Contribution, the Company hereby issues Shares of the Company to Alain Pierre Meier, John Carlton Backus III, Jesse Jordan Leimgruber, and Ryan Douglas Faber in the amounts listed on Exhibit A.

Section 2. Tax Treatment. The parties to this agreement intend the Capital Contribution in exchange for Shares of the Company to be treated as a tax-free contribution of property to the Company in exchange for stock of the Company pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

Section 3. Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of the transactions contemplated by this Agreement.

Section 4. No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

Section 6. Counterparts; Electronic Discovery. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to choice of law principles, including all matters of construction, validity and performance, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

[Remainder of Page Intentionally Left Blank]

By:	/s/ Alain Pierre Meier
Name:	Alain Pierre Meier
Title:	Member of Bloom Holdco LLC

Date Agreed to and Accepted: 12/26/17

By:	/s/ John Carlton Backus III
Name:	John Carlton Backus III
Title:	Member of Bloom Holdco LLC

Date Agreed to and Accepted: 12/26/17

By:	/s/ Jesse Jordan Leimgruber
Name:	Jesse Jordan Leimgruber
Title:	Member of Bloom Holdco LLC

Date Agreed to and Accepted: 12/26/17

By:	/s/ Ryan Douglas Faber
Name:	Ryan Douglas Faber
Title:	Member of Bloom Holdco LLC

Date Agreed to and Accepted: 12/26/17

EXHIBIT A

NAME	ADDRESS	SHARES OF BLOOM HOLDCO LLC RECEIVED	SHARES OF BLOOM LIMITED CONTRIBUTED
Alain Pierre Meier	[**]	250	250 Shares of Bloom
John Carlton Backus III	[**]	200	200 Shares of Bloom
Jesse Jordan Leimgruber	[**]	250	250 Shares of Bloom
Ryan Douglas Faber	[**]	300	300 Shares of Bloom
Total		1,000	1,000 Shares of Bloom

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